Exhibit 10.2
AMENDMENT TO PERFORMANCE VESTING
LTIP UNIT AGREEMENTS
This amendment (this “Amendment”), dated as of June 28, 2024 and effective as of the Effective Time (as defined in the Merger Agreement (defined below)) to certain Performance Vesting LTIP Unit Agreements is entered into by and between Apartment Income REIT Corp. (the “Company”) and Terry Considine (“Executive” or “you”).
WHEREAS, you were awarded LTIP Units (“LTIP Unit Awards”) pursuant to the Apartment Income REIT Corp. Amended and Restated 2020 Stock Award and Incentive Plan (the “2020 Stock Award Plan”) and an applicable Performance Vesting LTIP Unit Agreement (“LTIP Unit Agreement”);
WHEREAS, pursuant to the terms of that certain Agreement and Plan of Merger, dated as of April 7, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, Apex Purchaser LLC, Aries Purchaser LLC, Astro Purchaser LLC and Astro Merger Sub, Inc. (“Merger Sub”) pursuant to which, among other things, Merger Sub will be merged with and into the Company with the Company as the surviving entity, including all exhibits and schedules thereto, Parent (as defined in the Merger Agreement) (the “Merger”) and the Company agreed, among other things, that the Company could take certain actions with respect to executive and employee compensation and benefits matters; and
WHEREAS, it has been determined to be in the best interests of the Company and its shareholders that certain of your LTIP Unit Agreements be amended as further set forth herein.
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:
1Any capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Seventh Amended and Restated Agreement of Limited Partnership of Apartment Income REIT, L.P., as amended on June 25, 2024 (the “June 2024 Amendment”), including all exhibits thereto (collectively, the “Partnership Agreement’), the 2020 Stock Award Plan or an LTIP Unit Agreement, as applicable, and modifications to the Partnership Agreement made pursuant to the June 2024 Amendment that are applicable to LTIP Units shall likewise apply to the Covered LTIP Unit Agreements (as defined herein), as applicable.
2A new Section 7(j) of the LTIP Unit Agreement applicable to each grant of LTIP Units set forth on Schedule A hereto (each, a “Covered LTIP Unit Award”) is hereby added as follows:
Adjustments of LTIP Units. In the event of an extraordinary distribution paid upon the Partnership Common Units (as defined in the Partnership Agreement), effective any time after the consummation of the Merger, the Conversion Price (as defined below) applicable to the LTIP Units subject to the Agreement (excluding, for the avoidance of doubt, any LTIP Units that have been converted into Converted LTIP Units prior to the date of such extraordinary distribution) shall be reduced by an amount equal to (on a dollar-for-dollar basis) the distribution amount applicable to each Partnership Common Unit; provided, that the amount of such reduction shall not include any portion of such extraordinary distribution that is paid to the Recipient in respect of such LTIP Units.
3The following is hereby added to the end of Section 2(e)(i) of the LTIP Unit Agreement applicable to each Covered LTIP Unit Award, with the term “Conversion Price” defined as the amount set forth in column 7 of Schedule A hereto with respect to such Covered LTIP Unit Award:
Notwithstanding the foregoing, following the consummation of the Merger, to the extent the holder of the LTIP Units determines to convert all or a portion of such holder’s Vested LTIP Units into Converted LTIP Units, such Vested LTIP Units shall be convertible into a number of Partnership Common Units determined based on (1) (A) the Market Value of a REIT Share (as defined in the Partnership Agreement) on the Conversion Date minus (B) the Conversion Price (as defined in the Amendment to Performance Vesting LTIP Unit Agreements dated as of June 28, 2024), as adjusted, multiplied by (2) the number of LTIP Units being converted, and divided by (3) the Market Value of a REIT Share on the Conversion Date.
4No Other Change. Except as modified herein, all terms and conditions of the LTIP Unit Agreements covering the Covered LTIP Unit Awards shall remain in full force and effect, which terms and conditions the Company hereby ratifies and confirms.

5Governing Law. This Amendment and the rights of all persons claiming hereunder will be construed and determined in accordance with the laws of the State of Maryland, without giving effect to the choice of law principles thereof.
6Severability. If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

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IN WITNESS WHEREOF, each undersigned has executed this Amendment as of the date first set forth above.

Apartment Income REIT Corp.

/s/ Lisa Cohn

Lisa Cohn

President and General Counsel

Apartment Income REIT, L.P.

By: AIR-GP, Inc. Its General Partner

/s/ Lisa Cohn

Lisa Cohn

President and General Counsel

/s/ Terry Considine

Terry Considine

Executive